PRESS RELEASE



                             OCEAN SHORE HOLDING CO.
                       TO FUND PURCHASE OF 171,749 SHARES

      Ocean City, N.J. August 17, 2005, Ocean Shore Holding Co., a parent company of Ocean City Home Bank (Nasdaq: OSHC) today announced that the Company has funded a trust that will purchase up to 171,749 shares, or approximately 2.0%, of the Company's outstanding common stock. The shares acquired by the trust will be used to fund restricted stock awards under the Company's 2005 Equity Incentive Plan, which was recently approved by shareholders. Share purchases will be conducted by the independent trustee of the trust through open market purchases.

      Ocean Shore Holding Co. is the holding company for Ocean City Home Bank, a federal savings bank headquartered in Ocean City, New Jersey. Ocean City Home Bank operates a total of seven full-service banking offices in eastern New Jersey.
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Contact:

Ocean Shore Holding Co.
Steven E. Brady or Donald F. Morgenweck
(609) 399-0012